First BanCorp Announces Relevant Price and Exchange Ratios

for Preferred Stock Exchange Offer

San Juan, Puerto Rico — August 23, 2010 – First BanCorp. (the “Corporation”) [NYSE:FBP], [NYSE:FBPPrA], [NYSE:FBPPrB], [NYSE:FBPPrC], [NYSE:FBPPrD], [NYSE:FBPPrE], today announced that it has determined the Relevant Price and Exchange Ratios in connection with its previously communicated offer to exchange (the “Exchange Offer”) up to 256,401,610 newly issued shares of its common stock, par value $1.00 per share (“Common Stock”), for any and all of the issued and outstanding shares of Non-Cumulative Perpetual Monthly Income Preferred Stock, Series A through E (collectively, “Preferred Stock”).

In accordance with the terms of the Exchange Offer, as set forth in the Corporation’s Preliminary Prospectus, dated August 18, 2010, and related letter of transmittal, the Corporation has determined the Relevant Price and Exchange Ratios for the Preferred Stock referred to below. The Relevant Price is $1.18 (which is the Minimum Share Price, as defined in the Preliminary Prospectus) and the Exchange Ratios are listed in the table below.

The expiration date for the Exchange Offer is 11:59 p.m., New York City time, on Tuesday, August 24, 2010, unless the Corporation extends the Exchange Offer or terminates it prior to that date.

For each share of Preferred Stock accepted in accordance with the terms of the Exchange Offer, the Corporation will issue a number of shares of its Common Stock equal to the “Exchange Ratio,” which is the Exchange Value set forth in the table below divided by the Relevant Price of $1.18. The closing sale price for a share of Common Stock on the New York Stock Exchange on August 20, 2010 was $0.51, which is less than the Relevant Price. Therefore, the shares of Common Stock that a participant in the Exchange Offer will receive on the settlement date for the Exchange Offer (which is expected to be August 27, 2010) could have a market value that is substantially less than the applicable Exchange Value set forth in the table below.

					Exchange Ratio per
					share (Number of
					Shares of
		Aggregate			Common Stock to be
		Liquidation	Liquidation		Received for Each
		Preference	preference per	Exchange Value per	Share of Preferred
CUSIP	Title of Securities	Outstanding	share	share*	Stock)
318672201	7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A	$90,000,000	$25	$13.75	11.6525
318672300	8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B	$75,000,000	$25	$13.75	11.6525
318672409	7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C	$103,500,000	$25	$13.75	11.6525
318672508	7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D	$92,000,000	$25	$13.75	11.6525
318672607	7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E	$189,600,000	$25	$13.75	11.6525

To receive the consideration in the Exchange Offer, holders must validly tender and not withdraw their shares of Preferred Stock prior to the expiration date, and such shares must be accepted for exchange. The Corporation intends to deliver the consideration for the shares that are tendered and accepted in the Exchange Offer on or about August 27, 2010.

The dealer manager for the Exchange Offer is UBS Investment Bank, which can be contacted at (888) 719-4210.

The Corporation has filed a registration statement, a preliminary prospectus and related exchange offer materials with the Securities and Exchange Commission (“SEC”) for the exchange offer to which this communication relates. Before you decide whether to participate in the Exchange Offer, you should read the preliminary prospectus and other documents the Corporation has filed with the SEC for more complete information about the Corporation and the Exchange Offer. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Corporation will arrange to send you the preliminary prospectus if you request it by contacting Mr. Lawrence Odell, at (787) 729-8109. The complete terms and conditions of the Exchange Offer are set forth in the preliminary prospectus and the related letter of transmittal, copies of which are available at www.firstbankpr.com/Investor Relations/Exchange Offer and from BNYMellon Shareowner Services, the information agent, at (800) 777-3674 (toll-free number) or (201) 680-6579 (call collect). The Corporation will deliver a final prospectus after the registration statement is declared effective.

This press release is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange, which may be made only pursuant to the terms of the preliminary prospectus and related letter of transmittal.

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp and FirstBank Puerto Rico all operate within U.S. banking laws and regulations. The Corporation operates a total of 176 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; First Management of Puerto Rico; and FirstMortgage, Inc., a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation will obtain the necessary stockholder approvals so that it can complete the Exchange Offer, uncertainty about whether the Corporation will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York and the order dated June 2, 2010 (the “Order”) that the Corporation and FirstBank Puerto Rico entered into with the FDIC and the OCIF that, among other things, require the Corporation to attain certain capital levels and reduce its special mention, classified, delinquent and non-accrual assets; uncertainty as to whether the Corporation will be able to meet the conditions necessary to compel the United States Department of the Treasury (the “U.S. Treasury”) to convert into Common Stock the shares of Series G Preferred Stock that the Corporation issued to the U.S. Treasury in exchange for its shares of Series F Preferred Stock; uncertainty as to whether the Corporation will be able to complete future capital-raising efforts; the risk of being subject to possible additional regulatory actions; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense; a continuation of adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; the Corporation’s reliance on brokered certificates of deposit and the Corporation’s ability to obtain, on a periodic basis, approval to issue brokered certificates of deposit to fund operations and provide liquidity in accordance with the terms of the Order; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; uncertainty about the impact of regulatory and legislative changes on financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the Federal Deposit Insurance Corporation, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in our non-interest expense; risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; changes in the Corporation’s expenses associated with acquisitions and dispositions; developments in technology; the impact of Doral Financial Corporation’s financial condition on the repayment of its outstanding secured loans to the Corporation; risks associated with further downgrades in the credit ratings of the Corporation’s securities; general competitive factors and industry consolidation;  and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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First BanCorp
Alan Cohen
Senior Vice President
Marketing and Public Relations
alan.cohen@firstbankpr.com
(787) 729-8256